EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements presented below are based on, and should be read in conjunction with (i) the historical consolidated financial statements for Emergent BioSolutions Inc. (“Emergent”) included in its Annual Report on Form 10-K filed on March 5, 2010 and its Quarterly Report on Form 10-Q filed on August 6, 2010; and (ii) the historical financial statements of Trubion Pharmaceuticals, Inc. (“Trubion”) included herewith, in Exhibit 99.1. The unaudited pro forma condensed combined balance sheet gives effect of Emergent’s acquisition of Trubion as if it had occurred on June 30, 2010, and combines the historical balance sheets of Emergent and Trubion as of June 30, 2010. The unaudited pro forma condensed combined statements of operations are presented as if the acquisition had occurred on January 1, 2009, and combines the historical results of operations of Emergent and Trubion for the year ended December 31, 2009 and for the six months ended June 30, 2010. The historical financial information is adjusted to give effect to pro forma adjustments that are (1) directly attributable to the acquisition, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of Emergent and Trubion. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements presented below and with the separate historical financial statements of Emergent and Trubion.

The unaudited pro forma adjustments related to the aquistion have been prepared using the acquisition method of accounting and are based on a preliminary purchase price allocation whereby the consideration exchanged to acquire Trubion was allocated to the assets acquired and the liabilities assumed, based upon their estimated fair values. Actual adjustments will be based on analyses of fair values of identifiable tangible and intangible assets, in-process research and development, deferred tax assets and liabilities and estimates of the useful lives of tangible and amortizable intangible assets, which will be completed after Emergent obtains a final third-party valuation, performs its own assessments and reviews all available data. The final purchase price allocation will be performed using estimated fair values as of the acquisition. Differences between the preliminary and final purchase price allocations could have a material impact on the unaudited pro forma condensed combined financial statements and Emergent’s future results of operations and financial position

The unaudited pro forma condensed combined financial statements do not reflect the realization of potential cost savings, or any related restructuring or integration costs that may result from the integration of Trubion. Although Emergent believes that certain cost savings may result from the merger, there can be no assurance that these cost savings will be achieved.

The unaudited pro forma condensed combined financial statements are based on estimates and assumptions, are presented for illustrative purposes only and are not necessarily indicative of the condensed combined financial position or results of operations in future periods or the results that actually would have been realized if the aquisition had been completed as of the dates indicated.

Emergent BioSolutions Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheets
(in thousands)
	June 30, 2010
			Pro Forma	See	Pro Forma
	Emergent	Trubion	Adjustments	Note 4	Combined
ASSETS	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Current assets:
Cash and cash equivalents	$102,193	$15,600	$(37,010)	(a)	$80,783
Investments	-	26,521			26,521
Restricted cash	215	-			215
Accounts receivable	45,765	3,900			49,665
Inventories	17,116	-			17,116
Note receivable	10,000	-			10,000
Deferred tax assets, net	2,637	-	2,221	(b)	4,858
Income tax receivable, net	8,788	-			8,788
Prepaid expenses and other current assets	7,732	1,236			8,968
Total current assets	194,446	47,257	(34,789)		206,914

Property, plant and equipment, net	136,839	4,729			141,568
Assets held for sale	12,930	-			12,930
Intangible assets	-	-	53,897	(c)	53,897
Deferred tax assets, net	399	-	29,903	(b)	30,302
Other assets	1,133	-			1,133

Total assets	$345,747	$51,986	$49,011		$446,744

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,300	$1,114	$		$21,414
Accrued expenses and other current liabilities	1,137	5,426			6,563
Accrued compensation	11,580	1,598	1,708	(d)	14,886
Long-term indebtedness, current portion	12,186	1,324			13,510
Deferred revenue, current portion	241	7,167	1,576	(e)	8,984
Total current liabilities	45,444	16,629	3,284		65,357

Long-term indebtedness, net of current portion	36,910	6,303			43,213
Other liabilities	1,350	-			1,350
Deferred revenue, net of current portion	-	24,512	(20,404)	(e)	4,108
Contingent value rights	-		14,736	(f)	14,736
Total liabilities	83,704	47,444	(2,384)		128,764

Commitments and contingencies	-	-			-

Stockholders’ equity:
Preferred stock	-	-			-
Common stock	31	20	(17)	(g)	34
Additional paid-in capital	127,349	137,954	(76,753)	(h)	188,550
Accumulated other comprehensive gain (loss)	(1,641)	12	(12)	(i)	(1,641)
Retained earnings	134,482	(133,444)	128,177	(j)	129,215
Total Emergent and Trubion stockholders' equity	260,221	4,542	51,395		316,158
Noncontrolling interest in subsidiary	1,822	-			1,822
Total stockholders’ equity	262,043	4,542	51,395		317,980
Total liabilities and stockholders’ equity	$345,747	$51,986	$49,011		$446,744

See notes to unaudited pro forma condensed combined financial statements

Emergent BioSolutions Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statements of Operations
(in thousands, except per share data)

	Six Months Ended June 30, 2010
				Pro Forma	See	Pro Forma
	Emergent	Trubion		Adjustments	Note 4	Combined

Revenues:
Product sales	$94,725	$-	$			$94,725
Contracts and grants	14,213	11,209				25,422
Total revenues	108,938	11,209		-		120,147

Operating expense:
Cost of product sales	18,584	-				18,584
Research and development	38,524	18,047				56,571
Selling, general and administrative	33,841	4,767				38,608
Income (loss) from operations	17,989	(11,605)		-		6,384

Other income (expense):
Interest income	764	30				794
Interest expense	(7)	(237)		237	(k)	(7)
Other income (expense), net	(2)	20				18
Total other income (expense)	755	(187)		237		805

Income (loss) before provision for income taxes	18,744	(11,792)		237		7,189
Provision for income taxes	7,392	-		(4,044)	(l)	3,348
Net income (loss)	11,352	(11,792)		4,281		3,841
Net loss attributable to noncontrolling interest	979	-				979
Net income (loss) attributable to Emergent and Trubion	$12,331	$(11,792)		$4,281		$4,820

Earnings per share - basic	$0.40					$0.14
Earnings per share - diluted	$0.39					$0.14

Weighted-average number of shares - basic	30,989			3,352	(m)	34,341
Weighted-average number of shares - diluted	31,667			3,352	(m)	35,019

 See notes to unaudited pro forma condensed combined financial statements

Emergent BioSolutions Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statements of Operations
(in thousands, except per share data)

	Year Ended December 31, 2009
				Pro Forma	See	Pro Forma
	Emergent	Trubion		Adjustments	Note 4	Combined

Revenues:
Product sales	$217,172	$-	$			$217,172
Contracts and grants	17,614	18,003				35,617
Total revenues	234,786	18,003				252,789

Operating expense:
Cost of product sales	46,262	-				46,262
Research and development	74,588	34,396				108,984
Selling, general and administrative	73,786	12,429				86,215
Income (loss) from operations	40,150	(28,822)				11,328

Other income (expense):
Interest income	1,418	173				1,591
Interest expense	(7)	(534)		534	(k)	(7)
Other income (expense), net	(50)	-				(50)
Total other income (expense)	1,361	(361)		534		1,534

Income (loss) before provision for income taxes	41,511	(29,183)		534		12,862
Provision for income taxes	14,966	-		(10,027)	(l)	4,939
Net income (loss)	26,545	(29,183)		10,561		7,923
Net loss attributable to noncontrolling interest	4,599	-				4,599
Net income (loss) attributable to Emergent and Trubion	$31,144	$(29,183)		$10,561		$12,522

Earnings per share - basic	$1.02					$0.37
Earnings per share - diluted	$0.99					$0.36

Weighted-average number of shares - basic	30,444			3,352	(m)	33,796
Weighted-average number of shares - diluted	31,375			3,352	(m)	34,727

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  Description of transaction

    On October 28, 2010, Trubion merged with a wholly-owned subsidiary of Emergent in accordance with a merger agreement dated August 12, 2010. This transaction has been accounted for by Emergent under the acquisition method of accounting, with Emergent as the acquiror. Under the acquisition method of accounting, the assets and liabilities of Trubion have been recorded as of the acquisition date, at their respective fair values, and combined with those of Emergent. The reported combined financial condition and results of operations of Emergent after the merger will reflect these fair values.

Under the terms and conditions of the merger agreement, each share of Trubion common stock was converted into the right to receive:

▪	$1.365 in cash, without interest;
▪	0.1641 of a share of Emergent common stock; and
▪	one contingent value right (“CVR”) issued by Emergent.

Holders of vested and unvested stock options with an exercise price below $4.55 per share received for each share of Trubion common stock subject to such stock option:

▪	a cash payment equal to the difference between $4.55 and the exercise price of the stock option, as applicable; and
▪	one CVR issued by Emergent.

Holders of stock options with an exercise price above $4.55 per share were cancelled and extinguished.

Emergent estimates that the aggregate fair value of the consideration paid in the aquisition was approximately $107.7 million. Due primarily to the final determination of the fair value of the CVR's, the aggregate fair value of the aquistion will not be determined until the completion of the third party valuation.

2.  Contingent value rights

The unaudited pro forma balance sheet as of June 30, 2010 includes Emergent’s estimate of the fair value of the total potential payments under the CVRs. The liability relating to the CVRs will be re−measured to fair value at each reporting date, with changes reflected in earnings. Each CVR entitles its holder to receive a pro rata portion of the following payments:

▪	$6.25 million upon initiation of dosing in the first phase III clinical study for the first major indication for a CD20 candidate;
▪	$5.0 million upon initiation of dosing in the first phase III clinical study for the second major indication for a CD20 candidate;
▪	$750,000 upon initiation dosing in the first Phase II clinical study for a product candidate directed towards a non-CD 20 target;
▪	$1.7 million upon initiation of the first phase II clinical study for TRU-016;
▪	$15.0 million upon initiation of the first phase III clinical Study in an oncology indication for TRU-016; and
▪	$10.0 million upon release of TRU-016 manufactured material for use in clinical studies.

        The unaudited pro forma condensed combined balance sheet as of June 30, 2010 reflects an estimated fair value of $14.7 million attributable to the CVRs to be issued in the merger, based on Emergent’s valuation considering the probability of and the expected timing of the above milestones. The value placed on the CVRs by Emergent for purposes of these unaudited pro forma condensed combined financial statements may not be indicative of the actual fair value of the CVRs or of the total payments to be made in the future.

3.  Estimated purchase price

        The accompanying unaudited pro forma condensed combined financial statements reflect an estimated purchase price of approximately $107.7 million. This amount is comprised of the following:

▪
To holders of Trubion common stock, for each share of Trubion common stock: (1) $1.365 in cash, without interest, (2) 0.1641 of a share of Emergent common stock and (3) one CVR. A total of approximately 3.4 million shares were issued by Emergent in the transaction, reflecting approximately 20.4 million shares of Trubion common stock exchanged.

▪
To holders of Trubion stock options with an exercise price below $4.55 per share for each stock option, as applicable: (1) a cash payment equal to the difference between $4.55 and the exercise price of the stock option and (2) one CVR. A total of approximately 1.7 million Trubion stock options were cancelled and extinguished.

The total estimated purchase price is summarized as follows:

(in thousands)	June 30, 2010
(unaudited)

Amount of cash received by Trubion stockholders and stock option holders	$31,743
Value of shares of Emergent common stock issued	61,204
Estimated fair value of CVRs at acquisition date	14,736
Total estimated purchase price	$107,683

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of assets acquired and liabilities assumed.

(in thousands)	June 30, 2010
(unaudited)

Estimated fair value of tangible assets acquired and liabilities assumed as of June 30, 2010	$21,662
Remaining allocation:
Acquired intangible and research and development assets (1)	53,897
Deferred tax assets, net (2)	32,124
Total preliminary estimated purchase price	$107,683

(1)
Acquired intangible and research and development assets is represented primarily by the research and development projects of Trubion which were in process, but not yet completed, upon acquisition. These projects include the development of therapeutic candidates for the treatment of rheumatoid arthritis, lupus and B-cell malignancies. Current accounting provisions require that the fair value of research and development projects acquired in a business combination be capitalized at the acquisition date. Acquired intangible and research and development assets that are definite-lived assets will be amortized into earnings over their estimated useful life. Acquired intangible and research and development assets that are deemed to be indefinite-lived assets will remain as indefinite−lived intangible assets on the balance sheet until completion or abandonment of the associated research and development efforts. Accordingly, during the development period, these assets will not be amortized into earnings; instead these assets will be subject to periodic impairment testing. Upon successful completion of the development process for an indefinite-lived asset, determination as to the useful life of the asset will be made. The asset would then be considered a definite−lived intangible asset and amortization of the asset into earnings would begin over the estimated useful life of the asset.

(2)
Deferred tax assets, net, primarily represent Federal net operating losses and research and development tax credits incurred by Trubion that Emergent plans to utilize to offset future Federal taxable income. Trubion previously recognized a valuation allowance equal to the value of its net deferred tax assets due to the uncertainty of realizing the benefits of these assets. The usage of Federal net operating losses and research and development carryforwards are limited based on section 382 of the Internal Revenue Code. Emergent has not completed the final section 382 analysis and as such the final amount of future tax benefits received for the federal net operating losses and research and development credits may be further limited.

4.  Proforma adjustments

       Adjustments included in the column under the heading “Pro Forma Adjustments” are primarily based on the estimated valuation of acquired intangible assets, fair value adjustments recognized in acquisition accounting and certain adjustments to conform Trubion’s historical amounts to Emergent’s financial statements presentation and accounting policies. The valuation of assets and liabilities acquired, including intangible assets, has not been completed as of this filing. Emergent did not require financing for the merger. These unaudited pro forma condensed combined financial statements reflect the use of Emergent’s cash on hand and the transfer of Emergent’s equity securities to finance the merger.

The adjustments relate to the following:

a)
To record decreases to cash and cash equivalents due to the $31.7 million of cash received by Trubion stockholders and stock option holders of vested and unvested stock options with an exercise price below $4.55 per share; and $5.3 million of estimated transaction costs incurred subsequent to June 30, 2010 related to investment banking services, legal, accounting, due diligence, tax, valuation and other services required to complete the transaction.

b)	To adjust net deferred tax assets for the following:

(in thousands)	June 30, 2010
(unaudited)
Deferred taxes, current:
Federal net operating losses	$2,654
Prepaid expenses	(433)
Total deferred tax asset, current	2,221

Deferred taxes, long term:
Federal net operating losses	23,889
Federal research and development tax credits	3,171
Deferred revenue	4,498
Depreciation	(1,655)
Total deferred tax assets, long term	29,903

Total deferred tax asset adjustments	$32,124

Deferred taxes, net, recorded by Emergent for Federal net operating losses and other non-research and development credits items were based on Emergent's U.S. statutory tax rate at 35%. The research and development tax credit amounts have not been tax effected.

c)	To adjust for acquired intangible and research and development assets.
d)	To accrue change-in-control severance payments for Trubion’s senior management
e)	Adjustment to reflect the fair value of the remaining obligations under the Pfizer and Abbott collaboration agreements at the date of acqusition.
f)	To record the fair value of the contingent value rights as defined in Note 2.
g)	To record the following common stock adjustments:

(in thousands)	June 30, 2010
(unaudited)

Elimination of Trubion's common stock	$(20)
Issuance of Emergent common stock (1)	3
Total common stock adjustments	$(17)

(1)
Based on the exchange of 20.4 million shares of Trubion common stock, the number of shares of Trubion common stock outstanding at June 30, 2010, converted into $0.001 par value Emergent’s common stock at the 0.1641 exchange ratio.

h)	To record the following additional paid in capital adjustments:

(in thousands)	June 30, 2010

Elimination of Trubion's additional paid in capital	$(137,954)
Issuance of Emergent common stock	61,201
Total additional paid in capital adjustments	$(76,753)

i)	To record adjustment to other comprehensive income for net unrealized gains on marketable securities.
j)	To eliminate Trubion’s accumulated deficit of $133.4 million and adjust retained earnings for $5.3 million in estimated transaction costs.
k)	To record capitalization of interest expense incurred by Trubion based on Emergent’s interest capitalization policy.
l)	To record the effect on the provision for income taxes related primarily to Trubion’s current period net operating loss, calculated using Emergent’s U.S. statutory tax rate of 35%.
m)
To adjust basic and diluted shares for common stock issued to Trubion stockholders in the acquisiton. The adjustment is calculated based on the exchange of 20.4 million shares of Trubion common stock converted into common stock of Emergent at the 0.1641 exchange ratio, resulting in the issuance of approximatly 3.4 million shares. The common stock was assumed to have been issued as of January 1, 2009, and to have been outstanding during all pro forma periods.